SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2002

COMPUTER TASK GROUP, INCORPORATED
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-9410 (Commission File Number)	16-0912632 (IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (716) 882-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

            On October 14, 2002, the Registrant issued a press release that was filed as Exhibit 99 to this report.  In completing its application of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" for purposes of filing its third quarter Form 10-Q, the Registrant determined that certain diluted per share information contained in the press release should have been presented as follows:

	Previously Presented	Currently Presented
Diluted net income (loss) per share:
Diluted income (loss) before cumulative effect of Change in accounting principle	$0.08	$0.08
Cumulative effect of change in accounting principle	$(2.24)	$(2.19)

Diluted net income (loss) per share	$(2.16)	$(2.11)

Weighted average shares outstanding (in thousands):
Diluted	16,555	16,938

Exhibits.

            99 - Press Release, dated October 14, 2002, issued by Computer Task Group, Incorporated--previously filed.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED
(Registrant)
Date: November 12, 2002	By: /s/ Peter P. Radetich
Name: Peter P. Radetich
Title: Vice President & Secretary